Calculation of Filing Fee Tables
F-3
TAT TECHNOLOGIES LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, no par value	457(r)				0.0001381
Fees to be Paid	2	Other	Warrants	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Subscription Rights	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-286699	04/25/2025
Carry Forward Securities	5	Unallocated (Universal) Shelf		415(a)(6)			$ 21,450,252.00			F-3	333-286699	04/25/2025	$ 3,284.03
			Total Offering Amounts:				$ 21,450,252.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) A. The securities registered hereunder include such indeterminate number of (a) ordinary shares, (b) warrants, (c) debt securities, (d) subscription rights and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of ordinary shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. Pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. B. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. C. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any subsequent registration fees will be paid on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) A. The securities registered hereunder include such indeterminate number of (a) ordinary shares, (b) warrants, (c) debt securities, (d) subscription rights and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of ordinary shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. Pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. B. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. C. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any subsequent registration fees will be paid on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) A. The securities registered hereunder include such indeterminate number of (a) ordinary shares, (b) warrants, (c) debt securities, (d) subscription rights and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of ordinary shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. Pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. B. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. C. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any subsequent registration fees will be paid on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[4]	(1) A. The securities registered hereunder include such indeterminate number of (a) ordinary shares, (b) warrants, (c) debt securities, (d) subscription rights and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of ordinary shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. Pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. B. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. C. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any subsequent registration fees will be paid on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[5]	(2) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $21,450,252 of unsold securities (the "Unsold Securities") previously registered pursuant to the registrant's Registration Statement on Form F-3 (File No. 333-286699) filed with the Securities and Exchange Commission on April 23, 2025 and declared effective on April 25, 2025 (the "Prior Registration Statement"). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum aggregate offering price of $70,000,000. The registrant sold an aggregate of $48,549,748 of such securities under the Prior Registration Statement, leaving the balance of $21,450,252 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $3,284.03 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the filing fee of $3,284.03 associated with the offering of the Unsold Securities is hereby applied and will be used to offset the filing fees that will be due in connection with the securities registered hereunder. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement shall be deemed terminated as of the date of the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date